UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 8, 2020
BLACK KNIGHT, INC.
(Exact name of Registrant as Specified in its Charter)

001-37394
(Commission File Number)

Delaware	81-5265638
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)

(904) 854-5100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	BKI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 8, 2020, the Board of Directors of Black Knight, Inc. (“Black Knight” or the “Company”) adopted a resolution to, effective as of July 1, 2020, increase the size of the Company’s Board of Directors to nine and elect Joseph M. Otting to serve on our Board of Directors. Mr. Otting will serve in Class III of our Board of Directors, and his term will expire at the annual meeting of our shareholders to be held in 2021. Mr. Otting has not been appointed to any committee of our Board.

Mr. Otting is the former Comptroller of the Currency, a position for which he was nominated in June 2017, confirmed by the U.S. Senate and sworn in during November 2017, and in which Mr. Otting served until May 29, 2020. During this time, Mr. Otting also served as Acting Director of the Federal Housing Finance Agency, which oversees the government-sponsored enterprises Freddie Mac and Fannie Mae, from January 2020 through April 2020. Mr. Otting served as President, Chief Executive Officer, and a director of OneWest Bank, N.A. from October 2010 until August 2015, at which time OneWest Bank was merged with CIT Group. Mr. Otting served as President of CIT Bank and Co-President of CIT Group from August 2015 to December 2015. Prior to joining OneWest Bank, Mr. Otting served in various roles at U.S. Bank, a subsidiary of U.S. Bancorp, including as one of eight Vice Chairmen and as the head of the Commercial Banking Group.

Mr. Otting is not a party to any related party transactions with the Company. He will receive customary compensation paid to our non-employee directors.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Knight, Inc.
Date:	June 8, 2020	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President and General Counsel